Registration Statement No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            BEACON POWER CORPORATION
              ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                               Delaware 04-3372365
               ------------------------------------------------------
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                                 6D Gill Street
                                Woburn, MA 01801
                                  781-938-9400
                                  ------------
               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive offices)

              Second Amended and Restated 1998 Stock Incentive Plan
                           of Beacon Power Corporation
              Beacon Power Corporation Employee Stock Purchase Plan
                            (Full title of the plans)

                               William E. Stanton
                      President and Chief Executive Officer
                            Beacon Power Corporation
                                 6D Gill Street
                                Woburn, MA 01801
                                  781-938-9400
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                 with a copy to:

                            Laura N. Wilkinson, Esq.
                              Edwards & Angell, LLP
                              2800 BankBoston Plaza
                              Providence, RI 02903

                         CALCULATION OF REGISTRATION FEE
====================================== =================== ===================== ======================= ==============
        Title of Each Class              Amount to be       Proposed maximum       Proposed maximum       Amount of
   of Securities to be Registered         registered       offering price per     aggregate offering     registration
                                                                unit (1)               price (1)             fee
-------------------------------------- ------------------- --------------------- ----------------------- --------------
    Common Stock,$.01 par value            9,781,867            $6.00                 $58,691,202           $15,495
====================================== =================== ===================== ======================= ==============

(1) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The registration fee has been calculated in accordance Rule 457(h) based upon the average of the high and low prices for shares of the Registrant on the NASDAQ National Market on November 16, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        (Not required to be filed as part of this Registration Statement)


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents, which Beacon Power Corporation (the "Registrant") has filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this Registration Statement by reference:

          (a) The Registrant's prospectus filed under Rule 424(b) under the Securities Act of 1933.

          (b) Not applicable.

          (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed under Section 12 of the Exchange Act on October 11, 2000, including any amendments or reports filed for the purpose of updating such description.

     All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and made a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the securities offered under this Registration Statement will be passed upon by Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts 02110-1800. Certain partners and employees of Edwards & Angell, LLP own shares of common stock of the Registrant with a fair market value in excess of $50,000.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides, in effect, that any person made a party to any action by reason of the fact that he is or was serving as a director, officer, employee or other agent of a corporation, or in such a capacity with another entity at the request of the corporation, may and, in certain cases, must be indemnified by the Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against reasonable expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the Registrant's best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or other agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

     The Registrant's certificate of incorporation provides that none of its directors or officers or other parties whom it has requested to serve as directors, officers, trustees or in similar capacities with other entities shall be liable to the Registrant or its stockholders for monetary damages deriving from an action to which such persons were party on account of them serving the Registrant or at its request to the fullest extent not prohibited by the Delaware General Corporation Law.

     The Registrant has entered into indemnification agreements with its directors and officers. Subject to certain limited exceptions, under these agreements, the Registrant will be obligated, to the fullest extent not prohibited by the Delaware General Corporation Law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Registrant. The Registrant also maintains liability insurance for its directors and officers in order to limit its exposure to liability for indemnification of its directors and officers.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit
Number          Description of Exhibit

4.1 Second Amended and Restated 1998 Stock Incentive Plan of Beacon Power Corporation (incorporated by reference to Registrant's Registration Statement on Form S-1 dated August 9, 2000.)

4.2       Beacon Power Corporation Employee Stock Purchase Plan

5         Opinion of Edwards & Angell, LLP, counsel to Registrant

23.1      Consent of Deloitte & Touche LLP (independent accountants)

23.2      Consent of Edwards & Angell (included in Exhibit 5)

24        Power of Attorney  (included on signature  pages to this  Registration
          Statement)

Item 9.  Undertakings.

       (a)      The Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Beacon Power Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Massachusetts, on this 16th day of November, 2000.

                                      BEACON POWER CORPORATION


                                      By:  /s/ William E. Stanton
                                         ---------------------------------------
                                          Name:  William E. Stanton
                                          Title: President and Chief Executive
                                                  Officer

     Each person whose signature appears below hereby constitutes and appoints each of William E. Stanton and James M. Spiezio his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to this Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer so acting deems advisable.

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on this 16th day of November, 2000.

         Signature                       Title


                                         President and Chief Executive Officer,
/s/ William E. Stanton                   and Director
---------------------------------
William E. Stanton


/s/ James M. Spiezio                     Vice President of Finance and Chief
---------------------------------        Financial Officer
James M. Spiezio


/s/ Kenneth M. Socha
---------------------------------        Director
Kenneth M. Socha


/s/ Philip J. Deutch
---------------------------------        Director
Philip J. Deutch


/s/ David B. Eisenhaure
---------------------------------        Director
David B. Eisenhaure


/s/ Eric R. Stoltz
---------------------------------        Director
Eric R. Stoltz


/s/ Hans Kobler
---------------------------------        Director
Hans Kobler


/s/ Alan P. Goldberg
---------------------------------        Director
Alan P. Goldberg

                                INDEX TO EXHIBITS


Exhibit
Number              Description of Exhibit

4.1 Second Amended and Restated 1998 Stock Incentive Plan of Beacon Power Corporation (incorporated by reference to Registrant's Registration Statement on Form S-1 dated August 9, 2000.)

4.2                 Beacon Power Corporation Employee Stock Purchase Plan

5                   Opinion of Edwards & Angell, LLP, counsel to Registrant

23.1                Consent of Deloitte & Touche LLP (independent accountants)

23.3                Consent of Edwards & Angell (included in Exhibit 5)

24 Power of Attorney (included on signature pages to this Registration Statement)